                                                                    Exhibit 10.8


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Certain confidential terms have been omitted from this exhibit pursuant to a request for confidential treatment of those portions filed with the Securities and Exchange Commission. Such confidential portions have been filed with the Securities and Exchange Commission and are denoted in this exhibit by an asterisk (*).
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               SEVENTEENTH AMENDMENT TO REVOLVING CREDIT AGREEMENT
               ---------------------------------------------------

         This Seventeenth Amendment to Revolving Credit Agreement (this "Amendment") is made as of November 21, 2002 by and among Provant, Inc. (the "Borrower"), a Delaware business corporation having its principal place of business at 67 Batterymarch Street, Suite 500, Boston, MA 02110, Fleet National Bank, a national banking association ("Fleet"), Wells Fargo Bank Iowa, N.A., a national banking association ("Wells Fargo"), Citizens Bank of Massachusetts, a Massachusetts banking corporation ("Citizens"), and KeyBank National Association, a national banking association ("KeyBank", together with Fleet, Wells Fargo and Citizens, the "Banks"), and Fleet National Bank, as agent for itself and the other Banks (the "Agent")

                                     RECITAL
                                     -------

         WHEREAS, the Borrower, the Banks and the Agent previously entered into that certain Revolving Credit Agreement, dated as of April 8, 1998, as thereafter modified and amended by the First, Second, Third, Fourth, Fifth, Sixth, Seventh, Eighth, Ninth, Tenth, Eleventh, Twelfth, Thirteenth, Fourteenth, Fifteenth and Sixteenth Amendments thereto and letter agreements dated as of November 6, 2001 and June 28, 2002 (said Revolving Credit Agreement, as so amended prior to the date hereof, the "Credit Agreement"), pursuant to which the Banks have made available to the Borrower a revolving credit loan facility for its corporate purposes; and

         WHEREAS, the parties hereto now desire to further amend or modify the Credit Agreement in certain respects, all as more particularly set forth hereinbelow.

         NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

         Section 1. Definitions. All capitalized terms used herein without definition shall have the respective meanings provided therefor in the Credit Agreement.

         Section 2. Amendments to Credit Agreement.

         (i) The following definitions in Section 1.1 of the Credit Agreement are hereby amended as follows:

               (a) The definition of Obligations is amended by adding, after the phrase "Revolving Credit Loans", the phrase "or Swing Line Loans".

               (b) The definition of Prime Rate Loans is amended by adding, after the phrase "Revolving Credit Loans", the phrase "or Swing Line Loans".

         (ii) The following definitions in Section 1.1 of the Credit Agreement are hereby amended in their entirety to provide as follows:

               "Applicable Margin. The Applicable Margin shall be 2.50% for all Prime Rate Loans."

               "Borrowing Base. At the relevant time of reference thereto, an amount, determined by Agent by reference to the most recent Borrowing Base Report delivered to Banks and Agent pursuant to ss.7.4(h), equal to the sum of (i) 85% of the total amount of Eligible Accounts Receivable (excluding Eligible Unbilled Receivables), plus (ii) 60% of Eligible Unbilled Receivables, plus (iii) 60% of Costs in Excess of Billings plus (iv):

               (a) during the months of November and December, 2002, $20,000,000; and
               (b) at all times thereafter until the Revolving Credit Loan Maturity Date, such amount or amounts as Agent and Banks shall reasonably determine based upon the updated projections delivered to Agent and Banks pursuant to
                    (S)7.4(n) hereof;

               provided, that, in no event shall such amount exceed $45,450,000, and provided, further, that Agent and Banks reserve the right to reasonably re-set the over-advance amounts set forth in (iv)(a) and (iv)(b) to take into account the financial effect of the consummation of the DBM Sale and each other Strategic Initiative."

               "Net Cash Proceeds. The total cash proceeds received by the Borrower and its Subsidiaries with respect to the consummation of any Strategic Initiative or an Equity Issuance, as the case may be, in each case less (x) all reasonable out-of-pocket fees, commissions and other expenses incurred in connection with such Strategic Initiative or Equity Issuance, and (y) the amount (estimated in good faith by the Borrower) of federal or state income, franchise, sales and other applicable taxes required to be paid by the Borrower or its Subsidiaries in connection with such Strategic Initiative or Equity Issuance."

               "Revolving Credit Loan Maturity Date. April 15, 2003, or such earlier date on which the Total Commitment is terminated pursuant to the provisions hereof."

               "Revolving Credit Loans. Revolving credit loans made or to be made by the Banks to the Borrower pursuant to (S)2.1 hereof."

         (iii) The following definitions are added to Section 1.1 of the Credit Agreement in their appropriate alphabetical order:

               "Costs in Excess of Billings. The amount reported as Costs in excess of billings on the most recent consolidated balance sheet of Borrower and its Subsidiaries that has been delivered to Agent."

               "CRO. TRG, or a successor chief restructuring officer having primary responsibility for turnaround management which shall be acceptable to Agent and Banks."

               "DBM Sale. The Strategic Initiative set forth in paragraph (a) of
               Exhibit I to the Seventeenth Amendment."

               "EEI. Executive Education Institute, Inc., a New York corporation."

               "Eligible Unbilled Receivables. Eligible Receivables arising under contracts with account debtors as to which Borrower has fully earned and recognized revenue but has not billed its customer or completed its performance."

               "Fleet L/C. Letter of Credit #MS1248550 issued hereunder by Fleet naming BV Development, LLC as beneficiary, dated December 14, 2000, having a Maximum Drawing Amount of $216,000 and an expiration date of July 31, 2011."

               "Hughes Group. The group of individuals consisting of Thomas B. Hughes, Eileen P. Hughes, Brian Reger, Mary Lou Hadley, Larry Senn, John Childress, Nick Neuhausel, James Ondrus, Paul Nakai, Rena Jordan, Michael Marino, Yvonne Vick, James Hart and Paul Walker."

               "Intercreditor Agreement. See (S)2.9.2(b) hereof."

               "Junior Creditors. Each of (i) EEI, (ii) SI Stockholders, (iii) Toth and (iv) the Hughes Group."

               "Junior Creditor Notes. Collectively, (i) the promissory note dated as of September 29, 2000, made by the Borrower and payable to EEI, in an amount not to exceed $3,255,000, (ii) the cash contingent consideration obligation of the Borrower under the Agreement and Plan of Merger dated October 26, 1998, as amended, to pay the SI Stockholders an amount not to exceed $2,400,000,
               (iii) the promissory note dated as of July 1, 1996, made by Decker Communications, Inc. and payable to Toth, having an outstanding principal balance on the Seventeenth Amendment Effective Date of not more than $695,000 (the "Toth Note"), and
               (iv) the promissory notes dated as of September 28, 2000, made by the Borrower and payable to each member of the Hughes Group, in an aggregate amount not to exceed $300,000."

               "Seventeenth Amendment. The Seventeenth Amendment to Revolving Credit Agreement, by and among the Borrower, Banks and Agent."

               "Seventeenth Amendment Effective Date. November 21, 2002."

               "SI Stockholders. The stockholders of Strategic Interactive, Inc., a Delaware corporation, as of October 26, 1998."

               "Strategic Initiative. Each strategic initiative set forth on
               Exhibit I to the Seventeenth Amendment (collectively, the Strategic Initiatives)."

               "Swing Line Loans. See (S)2.10 hereof."

               "Toth. Dan Toth, the payee under the Toth Note."

         (iv) Section 2.1 of the Credit Agreement is amended by amending and restating in its entirety the proviso appearing therein, so that such proviso shall read as follows:

               "provided that the sum of the outstanding amount of the Revolving Credit Loans (after giving effect to all amounts requested) plus the outstanding Swing Line Loans plus the Maximum Drawing Amount plus all Unpaid Reimbursement Obligations shall not at any time exceed the lesser of (i) the Total Commitment or (ii) the Borrowing Base."

         (v) Section 2.8.3 of the Credit Agreement is amended by amending the first sentence thereof in its entirety to provide as follows:

               "The Borrowing Base shall be determined semi-monthly by Agent by reference to the Borrowing Base Report."

         (vi) Section 2.9.1 of the Credit Agreement is amended by adding, after the phrase "Revolving Credit Loans", the phrase "and Swing Line Loans".

         (vii) Section 2.9.2 of the Credit Agreement is amended and restated in its entirety so as to read as follows:

               "2.9.2 Mandatory Repayments of Loans.

                  (a) If at any time the sum of the outstanding amount of the Revolving Credit Loans, Swing Line Loans, the Maximum Drawing Amount and all Unpaid Reimbursement Obligations exceeds the lesser of (i) the Total Commitment and (ii) the Borrowing Base, then the Borrower shall immediately repay the amount of such excess to the Agent for application in accordance with subparagraph (c) hereof.

                  (b) The Borrower shall, and shall cause each of its Subsidiaries to, remit to the Agent, within one (1) Business Day of receipt thereof, one hundred percent (100%) of the Net Cash Proceeds received by the Borrower and/or its Subsidiaries in respect of (i) the consummation of any Strategic Initiative and (ii) any Equity Issuance, in each case for application in accordance with subparagraph (c) hereof up to the total outstanding amount of the Revolving Credit Loans, Swing Line Loans, the Maximum Drawing Amount, all Unpaid Reimbursement Obligations and all other Obligations, with any remaining Net Cash Proceeds in excess of such total amount to be retained by the Borrower, provided, however, that if (x) no Event of Default has occurred and is continuing at the time such Net Cash Proceeds are to be remitted to the Agent, and (y) Agent shall have entered into a subordination and intercreditor agreement, in form and substance satisfactory to Agent and Banks, with Borrower and each of EEI and SI Stockholders (the "Intercreditor Agreement"), then the mandatory repayment set forth in this Section 2.9.2(b) shall be subject to any sharing provisions set forth in the Intercreditor Agreement.

                  (c) All mandatory repayments pursuant to subparagraph (a) and/or (b) hereinabove shall be applied, first, to any Unpaid Reimbursement Obligations, second, to the Swing Line Loans then outstanding, third, to the Revolving Credit Loans then outstanding, and fourth, to provide to the Agent cash collateral for Reimbursement Obligations as contemplated by (S)(S)3.2(b) and (c). Each payment of any Unpaid Reimbursement Obligations or prepayment of Revolving Credit Loans shall be allocated among the Banks in proportion, as nearly as practicable, the respective unpaid principal amount of each Bank's Revolving Credit Note or loan account, as the case may be, with adjustments to the extent practicable to equalize any prior payments or repayments not exactly in proportion to such Bank's Commitment Percentage."

         (viii) Article 2 of the Credit Agreement is amended by inserting a new
Section 2.10 at the end thereof, as follows:

                 "2.10 Swing Line Facility.

                  2.10.1 Swing Line Loans. Subject to the terms and conditions hereof, Fleet (acting in such capacity, the "Swing Line Lender") agrees to make swing line loans (each, a "Swing Line Loan") to the Borrower from time to time between the Seventeenth Amendment Effective Date and the Revolving Credit Loan Maturity Date as requested by the Borrower in an aggregate principal amount at any one time outstanding not to exceed $3,000,000 (the "Swing Line Commitment"), provided that the sum of the outstanding amount of the Revolving Credit Loans plus the outstanding Swing Line Loans (after giving effect to all amounts requested) plus the Maximum Drawing Amount plus all Unpaid Reimbursement Obligations shall not at any time exceed the lesser of (i) the Total Commitment or
         (ii) the Borrowing Base. The Borrower may use the Swing Line Commitment by borrowing, prepaying the Swing Line Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. All Swing Line Loans shall be Prime Rate Loans.

                  2.10.2 Procedure for Swing Line Borrowing.

                  (a) Borrower shall give Agent irrevocable notice (which notice must be received by the Agent prior to 12:00 noon (Boston time) on the requested Drawdown Date specifying the amount of the requested Swing Line Loan which shall be in a minimum amount of $100,000. The proceeds of the requested Swing Line Loan will be made available by the Swing Line Lender to the Borrower at the office of the Swing Line Lender by 2:00 P.M. (Boston time) on the Drawdown Date by crediting the account of the Borrower at such office with such proceeds. The Borrower may at any time and from time to time, prepay the Swing Line Loans, in whole or in part, without premium or penalty, by notifying the Swing Line Lender prior to 12:00 noon (Boston time) on any Business Day of the date and amount of prepayment. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein. Partial prepayments shall be in a minimum principal amount of $100,000.

                  (b) Any Swing Line Loans remaining outstanding on Friday of any week shall automatically be converted to a Revolving Credit Loan which shall be funded by the Banks in accordance with (S)2.8 hereof.

                  (c) Notwithstanding anything herein to the contrary, the Swing Line Lender shall not be obligated to make any Swing Line Loans if the conditions set forth in (S)11 hereof have not been satisfied.

                  (d) If prior to the conversion of any outstanding Swing Line Loans to a Revolving Credit Loan pursuant to paragraph (b) of this
         (S)2.10.2, one of the events described in (S)12.1(g) or (h) hereof shall have occurred and be continuing with respect to the Borrower, each Bank will, on the date such conversion was to have occurred, purchase an undivided participating interest in the outstanding Swing Line Loan in an amount equal to (i) its Commitment Percentage multiplied by (ii) the outstanding Swing Line Loans. Each Bank will immediately transfer to the Swing Line Lender, in immediately available funds, the amount of its participation.

                  (e) Whenever, at any time after any Bank has purchased a participating interest in a Swing Line Loan, the Swing Line Lender receives any payment on account thereof, the Swing Line Lender will distribute to such Bank its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Bank's participating interest was outstanding and funded); provided, however, that in the event that such payment received by the Swing Line Lender is required to be returned, such Bank will return to the Swing Line Lender any portion thereof previously distributed by the Swing Line Lender to it.

                  (f) Each Bank's obligation to make the Revolving Credit Loans referred to in paragraph (b) of this (S)2.10.2 and to purchase participating interests pursuant to paragraph (d) of this (S)2.10.2 shall be absolute and unconditional (provided that such obligation does not cause any Bank to make Revolving Credit Loans in excess of its Commitment) and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense, or other right which such Bank or the Borrower may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default or an Event of Default; (iii) any adverse change in the condition (financial or otherwise) of the Borrower; (iv) any breach of this Credit Agreement or any other Loan Document by the Borrower, any Guarantor or any other Bank; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing."

          (ix) Section 4.9 of the Credit Agreement is amended and restated in its entirety as follows:

                  "4.9 Interest After Event of Default. During the continuance of an Event of Default, including, without limitation, the failure of the Borrower to achieve any milestone event with respect to any Strategic Initiative, the principal amount of the Obligations shall bear interest, calculated daily (computed on the actual days elapsed over a year of 360 days), at a fluctuating rate per annum equal to six percent (6%) above the interest rate otherwise applicable thereto."

         (x) Section 7.4(c) of the Credit Agreement is amended by deleting the phrase "simultaneously with the delivery of the financial statements referred to in subsections (a) and (b) above," and inserting in place thereof the phrase "as soon as practicable, but in any event not later than twenty (20) days after the end of each fiscal period of the Borrower referred to in subsections (a) and (b) above,".

         (xi) Section 7.4(h) of the Credit Agreement is amended in its entirety to provide as follows:

                  "(h) as soon as practicable, but in any event not later than ten (10) days following the fifteenth (15th) and last day of each month (each such date, a "Borrowing Base Report Date"), commencing with the first such date to occur following the Seventeenth Amendment Effective Date, a Borrowing Base Report setting forth the Borrowing Base as of such Borrowing Base Report Date, provided that the Borrowing Base Report dated as of the last day of each month shall be enhanced to provide detail concerning true trade Accounts Receivable, costs in excess of billings, unbilled revenues and other amounts due and owing to Borrower;"

         (xii) Section 7.4 of the Credit Agreement is amended by inserting new subsections (i), (j), (k), (l), (m), (n) and (o), in each case commencing with the month ending November 30, 2002, as follows:

                  "(i) as soon as practicable, but in any event not later than ten (10) days following each month-end, in each case as of the last day of such month, a report estimating costs in excess of billings and billings in excess of costs by business unit, with a level of supporting detail reasonably acceptable to Agent and Banks;

                  (j) as soon as practicable, but in any event not later than fifteen (15) days following each month-end, in each case as of the last day of such month (i) a detailed accounts receivable aging, and (ii) an update as to progression of the backlog detailed in the quarterly report delivered pursuant to (S)7.4(l), including a contract status report identifying major contracts by division and operating unit and status of contract engagement;

                  (k) as soon as practicable, but in any event not later than twenty (20) days following each month-end, as of the last day of such month, a report by division and operating unit listing all assets other than Borrowing Base assets;

                  (l) as soon as practicable, but in any event not later than twenty (20) days following each fiscal quarter end of the Borrower, a contract/proposal/ revenue event backlog report as of the last day of such fiscal quarter;

                  (m) weekly, on Friday of each week, a report with respect to the progress on each Strategic Initiative, including compliance with all milestone events, each such report to be submitted in writing to Agent and verbally presented via conference call to Banks;

                  (n) as soon as practicable, but in any event not later than November 22, 2002, (i) updated financial projections, including, without limitation, balance sheet, operating statements, statements of cash flow, covenants, Borrowing Base and Revolving Credit Loan usage, all of which shall reflect the consummation of the DBM Sale, and (ii) a projected Statement of Sources and Uses of Funds from the consummation of the DBM Sale and certain other Strategic Initiatives; and

                  (o) as soon as practicable, but in any event not later than December 15, 2002, updated financial projections in a form, and with a level of detail, acceptable to Agent and Banks."

         (xiii) Section 7.4 of the Credit Agreement is amended by inserting a new paragraph at the end thereof, as follows:

                  "The CRO shall be responsible for the preparation and submission of all Borrowing Base Certificates, covenant compliance certificates, financial reporting and other reporting requirements set forth in this (S)7.4. All submissions are to be signed off and approved by Borrower's chief executive officer or chief financial officer."

         (xiv) Section 7.15 of the Credit Agreement is amended by deleting the amount "$250,000" contained therein and inserting in place thereof the amount "$500,000".

         (xv) Section 8.1 of the Credit Agreement is amended by inserting a new clause (k) at the end thereof as follows:

                 "(k) Indebtedness to the Junior Creditors pursuant to the Junior Creditor Notes."

         (xvi) Section 9 of the Credit Agreement is amended in its entirety to provide as follows:

                           "9.      FINANCIAL COVENANTS OF THE BORROWER.

                  The Borrower covenants and agrees that, so long as any Revolving Credit Loan or any Revolving Credit Note is outstanding or any Bank has any obligation to make any Revolving Credit Loans:

                  9.1 Consolidated Total Net Worth. The Borrower will maintain, as of the last day of each of the following fiscal quarters, Consolidated Net Worth in an amount equal to not less than (x) for the fiscal quarter ending on 12/31/02, $15,453,000, and (y) for the fiscal quarter ending on 3/31/03, $16,931,000.

                  9.2 Profitable Operations. The Consolidated Net Income of the Borrower and its Subsidiaries shall not be less than (x) for the fiscal quarter ending on 12/31/02, $(2,229,000), and (y) for the fiscal quarter ending on 3/31/03, $1,478,000.

                  9.3 Leverage Ratio. The Borrower will not permit the Leverage Ratio, as of the last day of each of the following fiscal quarters, to exceed (x) for the fiscal quarter ending on 12/31/02, 25.3:1.0, and (y) for the fiscal quarter ending on 3/31/03, 10.7:1.0. For each such fiscal quarter, the Leverage Ratio will be calculated after adding back one-time charges.

                  9.4 Minimum Consolidated EBITDA. The Borrower will not permit Consolidated EBITDA of the Borrower and its Subsidiaries, for each fiscal year-to-date period ending on the dates set forth below, to be less than the amount for such period set forth below:

                                                     Fiscal
                                                  Year-to-Date
                      Period Ending                 Aggregate
                      -------------                 ---------

                        10/31/02                   $440,000
                        11/30/02                   $1,198,000
                        12/31/02                   $1,951,000
                        1/31/03                    $2,799,000
                        2/28/03                    $4,411,000
                        3/31/03                    $6,216,000

                  9.5 Interest Coverage Ratio. The Borrower will not permit, as of the last day of each of the following fiscal quarters, the ratio of Consolidated EBITDA to Consolidated Total Interest Expense for such fiscal quarter, to be less than (x) for the fiscal quarter ending on 12/31/02, 1.3:1.0, and (y) for the fiscal quarter ending on 3/31/03, 3.3:1.0.

                  9.6 Capital Expenditures. The Borrower and its Subsidiaries will not make, in the aggregate, Capital Expenditures in excess of $200,000 during each of the fiscal quarters ending on 12/31/02 and 3/31/03.

         Except as otherwise specified, the calculation of all financial covenants set forth in this (S)9 shall be in accordance with generally accepted accounting principles. Agent and Banks reserve the right to reasonably re-set any or all of the financial covenants set forth in this (S)9 to take into account the financial effect of the consummation of the DBM Sale and each other Strategic Initiative."

         (xvii) Section 15 of the Credit Agreement is amended by inserting in clause (c) thereof, after the phrase "any local counsel to the Agent", the phrase "or, on and after November 1, 2001, any counsel to any Bank,".

         (xviii) Section 25 of the Credit Agreement is amended by (i) deleting the word "and" immediately preceding "(S)14" in the second sentence thereof, and
(ii) inserting at the end of the second sentence thereof the phrase"; and on and after January 15, 2003, (x) at any time that any Default or Event of Default shall have occurred and be continuing, no Revolving Credit Loans shall be made to Borrower, and no distributions to Borrower from the Dominion Account shall be permitted, unless the written consent of Agent and all Banks has been obtained therefor, and (y) no waiver referred to in the first sentence of this Section may be granted without the written consent of the Agent and all Banks".

         Section 3. Additional Agreements.

         (a) (i) On or before November 29, 2002, Borrower shall deliver to Agent executed copies of extensions to the Junior Creditor Notes with respect to EEI and SI Stockholders, on terms and conditions satisfactory to Agent and Banks, including, without limitation, the payment of principal being due and payable no earlier than April 15, 2003; (ii) on or before November 26, 2002, Agent shall have received an opinion of Borrower's counsel, in form and substance satisfactory to Agent, with respect to the merger or dissolution of all Persons that were formerly Guarantors under the Credit Agreement but are not signatories to the Seventeenth Amendment; and (iii) on or before December 15, 2002, if the DBM Sale shall not have been consummated by such date, Borrower and each of EEI and SI Stockholders shall have entered into the Intercreditor Agreement with Agent.

         (b) Notwithstanding anything in Section 3.1.1 of the Credit Agreement to the contrary, the Agent's or any Bank's commitment to issue, extend and renew any Letters of Credit (including, without limitation, the Fleet L/C) is hereby terminated.

         (c) Borrower shall fully and completely achieve each milestone event, in a manner and on terms satisfactory to Agent and Banks in their sole discretion, with respect to the Strategic Initiatives by the dates set forth on
Exhibit I attached hereto.

         (d) The Banks will be granted detachable 10-year warrants (the "Warrants") for an equity interest in the Borrower equal to non-dilutable 15% of the equity, providing for cashless exercise and demand and piggyback registration rights. The warrants will vest and become exercisable as to (a) 3% on the Seventeenth Amendment Effective Date, (b) 3% on December 31, 2002 if the DBM Sale shall not have been consummated by such date, (c) 3% on

March 31, 2003 if the outstanding principal balance of the Revolving Credit Loans is in excess of $22,950,000 on such date, and (d) 6% on April 15, 2003 if the outstanding principal balance of the Revolving Credit Loans has not been paid in full by such date. Borrower has the option to pay to the Agent and Banks a "fee in lieu" of any warrant vesting or being exercised, in an amount equal to
(i) $100,000 with respect to each 3% warrant, and (ii) $200,000 with respect to the 6% warrant. Such "fee in lieu" amounts are based upon a valuation of the Borrower's common stock of $0.15 per share. In the event that any Strategic Initiative is consummated at an amount which results in a valuation of Borrower's common stock in excess of $0.15 per share (such valuation to be determined by Agent and Banks in their sole discretion, each a "Valuation Event"), the "fee in lieu" amount with respect to warrants vesting or being exercised subsequent to the date of such Valuation Event will be proportionately increased based upon such higher per-share valuation, provided, however, that any consummation of a Strategic Initiative at a valuation of less than $0.15 per share of Borrower's common shall have no effect on the "fee in lieu" amount. Upon the occurrence of any Event of Default (other than the Events of Default set forth in Exhibit II attached hereto) resulting from a missed payment of principal or interest, or acceleration of the Revolving Credit Loans, all remaining unvested warrants will immediately vest.

         (e) Borrower shall use its best efforts to obtain from EEI a termination of the stock conversion rights arising under the Junior Creditor Note held by EEI.

         (f) The failure by Borrower to comply with any agreement, covenant or provision of this Amendment, including (without any notice or grace whatsoever) any milestone event with respect to the Strategic Initiatives, shall constitute an Event of Default.

         Section 4. Waiver. Subject to satisfaction of the conditions precedent set forth in Section 6 below, Agent and Banks hereby waive the Events of Default listed on Exhibit II attached hereto that have occurred on or prior to the Seventeenth Amendment Effective Date.

         Section 5. Outstanding Obligations. Borrower hereby affirms and acknowledges that (i) as of the Seventeenth Amendment Effective Date, the aggregate outstanding principal amount of Revolving Credit Loans plus the Maximum Drawing Amount of the Fleet L/C was $43,200,000, together with accrued interest thereon and costs and expenses (collectively, the "Amount") and (ii) the Amount is a valid obligation of Borrower and is due and owing without defense, claim, setoff or counterclaim of any kind or nature whatsoever.

         Section 6. Conditions of Effectiveness. This Amendment shall become effective upon satisfaction of each of the following conditions precedent: Agent shall have received (i) a copy of this Amendment executed by Borrower and Banks and consented and agreed to by Guarantors pursuant to the form of amendment set forth as Annex A attached hereto (Agent shall provide Borrower and each Bank with a copy of the executed Amendment); (ii) a detailed accounts receivable aging as of September 30, 2002; (iii) the Warrants, in form and substance satisfactory to Agent and Banks; (iv) an update from the Borrower with respect to the DBM Sale; (v) an amendment fee, for the ratable benefit of the Banks, in the amount of $450,000 in immediately available funds, which amount shall be fully earned and payable on the Seventeenth Amendment Effective Date; (vi) payment by Borrower of all outstanding invoices for professional fees, costs and expenses and all fees, costs and expenses in accordance with Section 12 hereof; and (vii) such other certificates, instruments, documents, agreements and opinions of counsel as may be required by Agent or its counsel, each of which shall be in form and substance satisfactory to Agent and its counsel.

         Section 7. Loan Documents Ratified and Confirmed. The Credit Agreement and each of the other Loan Documents, as they may be specifically supplemented or amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Security Documents and all of the collateral described therein, do, and shall continue to, secure the payment of all obligations under the Loan Documents, in each case as amended or supplemented pursuant to this Amendment. All references to the "Credit Agreement" contained in the Loan Documents shall mean or refer to the Credit Agreement as amended and supplemented by this Amendment and as it may be further amended, supplemented, modified and restated and in effect from time to time, including without limitation any such amendment, supplement, modification or restatement which increases the amount of Indebtedness owing by the Borrower thereunder.

         Section 8. Release. Borrower hereby releases, remises, acquits and forever discharges each Bank, Agent and each Bank's and Agent's employees, agents, representatives, consultants, attorneys, fiduciaries, officers, directors, partners, predecessors, successors and assigns, subsidiary corporations, parent corporations, and related corporate divisions (all of the foregoing hereinafter called the "Released Parties"), from any and all actions and causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, damages and expenses of any and every character, known or unknown, direct and/or indirect, at law or in equity, of whatsoever kind or nature, for or because of any matter or things done, omitted or suffered to be done by any of the Released Parties prior to and including the date of execution hereof, and in any way directly or indirectly arising out of or in any way connected to this Agreement or the Loan Documents (all of the foregoing hereinafter called the "Released Matters"). Borrower acknowledges that the agreements in this Section are intended to be in full satisfaction of all or any alleged injuries or damages arising in connection with the Released Matters.

         Section 9. Conflicts. In the event of any express conflict between the terms of this Amendment and the Credit Agreement, this Amendment shall govern.

         Section 10. Representations and Warranties. Borrower hereby represents and warrants as follows:

         (a) This Amendment and the Credit Agreement, as amended hereby, constitute legal, valid and binding obligations of Borrower and are enforceable against Borrower in accordance with their respective terms.

         (b) Upon the effectiveness of this Amendment, Borrower hereby reaffirms all covenants, representations and warranties made in the Credit Agreement and the other Loan Documents to the extent the same are not amended hereby and agree that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment.

         (c) No Event of Default or Default has occurred and is continuing after giving effect to this Amendment or would exist after giving effect to this Amendment.

         (d) Borrower has no defense, counterclaim or offset with respect to the Credit Agreement or the other Loan Documents.

         (e) The Guarantors set forth on the Amendment and Confirmation of Guaranty and Security Agreement attached hereto constitute all of the currently existing Subsidiaries and Affiliates of Borrower; no sale of any division has occurred since the SPI Sale; and all other Persons that were formerly Guarantors under the Credit Agreement but are not signatories hereto have been dissolved or merged into the Borrower or one of the remaining Guarantors.

         (f) The authorized capital stock of Borrower immediately before the effectiveness of the Seventeenth Amendment consists of 40,000,000 shares of Common Stock, par value $.01 per share, and 5,000,000 shares of Preferred Stock, par value $.01 per share. Immediately before the effectiveness of the Seventeenth Amendment, (i) 27,251,595 shares of Common Stock of Borrower were issued and outstanding; (ii) no shares of Preferred Stock of Borrower were issued or outstanding and 600,000 shares of the Preferred Stock were designated as Series A Preferred Stock; and (iii) 517,325 shares of Common Stock of Borrower were held in the treasury of Borrower. Except as set forth on Schedule 10(f) hereto, immediately before the effectiveness of the Seventeenth Amendment, there were no outstanding warrants, options, agreements, convertible securities or other commitments pursuant to which Borrower is or may become obligated to issue any shares of the capital stock or other securities of Borrower. Immediately upon the effectiveness of the Seventeenth Amendment, other than pursuant to the Warrants, there will be no preemptive or similar rights to purchase or otherwise acquire shares of the capital stock of Borrower pursuant to any provision of law, the certificate of incorporation or by-laws of Borrower or any agreement to which Borrower is a party; and, except as set forth on
Schedule 10(f) hereto, immediately after the effectiveness of the Seventeenth Amendment, except as contemplated by the Seventeenth Amendment, there will be no agreement, restriction or encumbrance (such as a right of first refusal, right of first offer, proxy, voting trust, voting agreement, etc.) with respect to the sale or voting of any shares of capital stock of Borrower (whether outstanding or issuable upon conversion or exercise of outstanding securities).

         Section 11. Effect on the Loan Agreement.

         (a) Upon the effectiveness of Section 2 hereof, each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Credit Agreement as amended hereby.

         (b) Except as specifically amended herein, the Credit Agreement, the other Loan Documents and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

         (c) Except as set forth in Section 4 hereof, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Agent or Banks, nor constitute a waiver of any provision of the Credit Agreement, the other Loan Documents or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

         Section 12. Fees, Costs and Expenses. Borrower agrees to pay on demand, after reasonable documentation and itemization of the same, all the costs and expenses of the Agent and the Banks, including all consultant and reasonable legal fees and expenses, including without limitation all reasonable fees and expenses of counsel in connection with the preparation, execution and delivery of this Amendment and the other documents and instruments to be delivered herewith and all UCC search and filing fees.

         Section 13. Miscellaneous. This Amendment may be executed in several counterparts and by each party on a separate counterpart, each of which when executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Amendment, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought. This Amendment is intended to take effect as a sealed instrument and shall for all purposes be construed in accordance with and governed by the laws of The Commonwealth of Massachusetts (excluding the laws applicable to conflicts or choice of law).

         Section 14. Facsimile. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

                   REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as an instrument under seal as of the date first above written.

                                         PROVANT, INC.


                                         By: /s/ Janet Hoey
                                             -----------------------------------
                                             Title: Vice President & CFO


                                         FLEET NATIONAL BANK, as Bank and Agent


                                         By: /s/ David. J. Angell
                                             -----------------------------------
                                             Title: Vice President


                                         CITIZENS BANK OF MASSACHUSETTS


                                         By: /s/ Robert D. Mace
                                             -----------------------------------
                                             Title: Vice President


                                         KEYBANK NATIONAL ASSOCIATION


                                         By: /s/ Bruce Drouin
                                             -----------------------------------
                                             Title: Vice President


                                         WELLS FARGO BANK IOWA, N.A.


                                         By: /s/ Gary M. Lechko
                                             -----------------------------------
                                             Title: Vice President

                                    EXHIBIT I

                              Strategic Initiatives
                              ---------------------

         (a) Borrower shall deliver to Agent a first draft of a sale agreement with Drake Beam and Moran ("DBM"), in form and substance satisfactory to Agent in its sole discretion, with respect to the sale of certain divisions of the Borrower (the "DBM Sale"), by no later than November 25, 2002. Borrower shall expeditiously and diligently negotiate, execute and deliver to Agent the definitive sale agreement with respect to the DBM Sale, in form and substance satisfactory to Agent and Banks in their sole discretion, by no later than December 15, 2002, provided, however, that if DBM has unilaterally decided not to consummate the DBM Sale, then the failure to deliver such definitive sale agreement shall not be an Event of Default. The DBM Sale, if approved by Borrower's and DBM's respective Boards of Directors, shall close by no later than December 31, 2002, provided, however, that if the approval of Borrower's stockholders is required with respect to the DBM Sale, then such closing shall occur by no later than February 28, 2003. Agent and Banks shall receive not less than $22,500,000 from the DBM Sale to be applied to the outstanding Obligations. Agent and Banks reserve the right in their sole discretion to establish milestone events in connection with the DBM Sale, provided, however, that prior to establishing such milestone events, Agent and Banks shall consult in good faith with Borrower with respect to determining the material events that shall constitute milestone events. Failure to achieve any such milestone events shall constitute an Event of Default. Appropriate legal arrangements and mechanisms satisfactory to Agent and Banks shall be established in order to ensure completion of this Strategic Initiative notwithstanding any Event of Default.

         (b) Borrower shall deliver the offering memorandum, solicitation books, target prospect list and a preliminary timetable (a "Timeline") for the sale of the Government Division no later than November 22, 2002. A letter of intent ("LOI") with respect to a transaction for the sale of the Government Division, acceptable to Agent and Banks, shall be delivered to Agent by no later than January 20, 2003 and such transaction must be closed by no later than March 31, 2003. All proceeds of the sale of the Government Division shall be used by Borrower to repay the outstanding Revolving Credit Loans, provided, however, that (i) if at the time of the closing of the sale of the Government Division, the outstanding principal balance of the Revolving Credit Loans has been reduced to not more than $22,950,000, the Intercreditor Agreement shall have been executed and delivered to Agent and no Default or Event of Default has occurred and is continuing, then Borrower may use proceeds from the sale of the Government Division to repay the outstanding principal balance of the Junior Creditor Notes up to amounts equal to 7.38% (with respect to EEI), 5.44% (with respect to SI Stockholders), 1.57% (with respect to Toth) and 0.61% (with respect to the Hughes Group), in each case of the Net Cash Proceeds of the sale of the Government Division, and (ii) the remainder of the proceeds shall be used to repay the outstanding Revolving Credit Loans. Any repayment of the Revolving Credit Loans pursuant to this paragraph shall be a permanent paydown of the Obligations and reduction of the Total Commitment. Agent and Banks reserve the right in their sole discretion to establish milestone events in connection with the sale of the Government Division, provided, however, that prior to establishing such milestone events, Agent and Banks shall consult in good faith with Borrower with respect to determining the material events that shall constitute milestone events.

Failure to achieve any such milestone events shall constitute an Event of Default. Appropriate legal arrangements and mechanisms satisfactory to Agent and Banks shall be established in order to ensure completion of this Strategic Initiative notwithstanding any Event of Default.

         (c) * had issued and subsequently withdrew an LOI with respect to the purchase of all non-government divisions of Borrower (the "* Sale"). An update from Borrower with respect to the current status of negotiations is required weekly in accordance with Section 7.4(m) of the Credit Agreement. Agent and Banks reserve the right in their sole discretion to establish milestone events in connection with the * Sale, provided, however, that prior to establishing such milestone events, Agent and Banks shall consult in good faith with Borrower with respect to determining the material events that shall constitute milestone events. Failure to achieve any such milestone events shall constitute an Event of Default. If the * Sale becomes viable again, appropriate legal arrangements and mechanisms satisfactory to Agent and Banks shall be established in order to ensure completion of this Strategic Initiative notwithstanding any Event of Default.

         (d) * has discontinued its due diligence during the pendency of the DBM transaction. An update from Borrower with respect to the current status of any negotiations is required weekly in accordance with Section 7.4(m) of the Credit Agreement. Agent and Banks reserve the right in their sole discretion to establish milestone events in connection with a sale to *, provided, however, that prior to establishing such milestone events, Agent and Banks shall consult in good faith with Borrower with respect to determining the material events that shall constitute milestone events. Failure to achieve any such milestone events shall constitute an Event of Default. Appropriate legal arrangements and mechanisms satisfactory to Agent and Banks shall be established in order to ensure completion of this Strategic Initiative notwithstanding any Event of Default.

         (e) If Borrower and the respective parties under the Strategic Initiatives discussed in (a), (b), (c) and (d) above are not engaging in good faith negotiations and if the milestone events for consummating such Strategic Initiatives have not been achieved, then (x) Jefferies will be directed by Borrower to commence to develop a plan to sell the divisions of Borrower on a one-off basis, and (y) Jefferies shall be directed by Borrower to provide Agent with a draft plan of such sales (the "Plan") by no later than the earlier to occur of (i) two (2) weeks after the Borrower's abandonment of efforts to consummate the DBM Sale, or (ii) December 31, 2002. The Plan shall include a Timeline, draft memorandum of solicitation, preliminary prospect list and such other information as required by Agent and Banks. Agent and Banks reserve the right in their sole discretion to establish milestone events in connection with the Plan, provided, however, that prior to establishing such milestone events, Agent and Banks shall consult in good faith with Borrower with respect to determining the material events that shall constitute milestone events. Failure to achieve any such milestone events shall constitute an Event of Default. Appropriate legal arrangements and mechanisms satisfactory to Agent and Banks shall be established in order to ensure completion of this Strategic Initiative notwithstanding any Event of Default.

         (f) Borrower has advised Agent that *, an investment entity, has exhibited an interest in purchasing a possible convertible preferred equity stake in Borrower in the $15,000,000 range

(the "* Investment"). No substantive discussions with * have been held since the Borrower's decision to pursue the DBM transaction. An update from Borrower with respect to the current status of the * Investment is required weekly in accordance with Section 7.4(m) of the Credit Agreement. Agent and Banks reserve the right in their sole discretion to establish milestone events in connection with the * Investment, provided, however, that prior to establishing such milestone events, Agent and Banks shall consult in good faith with Borrower with respect to determining the material events that shall constitute milestone events. Failure to achieve any such milestone events shall constitute an Event of Default. Appropriate legal arrangements and mechanisms satisfactory to Agent and Banks shall be established in order to ensure completion of this Strategic Initiative notwithstanding any Event of Default.

                                  EXHIBIT II/1/

                                EVENTS OF DEFAULT
                                -----------------

         The following existing Events of Default are being waived pursuant to the Seventeenth Amendment to which this Exhibit II is annexed:

         1. The failure of the Borrower to comply with the financial covenants set forth in Sections 9.2, 9.3, 9.4 and 9.5 of the Credit Agreement for the fiscal quarters ended March 31, 2002 through and including the fiscal quarter ended September 30, 2002;

         2. The failure of the Borrower to achieve the Twelfth Amendment Benchmarks (as defined in the Thirteenth Amendment) on or before the dates required to meet such Twelfth Amendment Benchmarks;

         3. The failure of the Borrower to achieve the benchmarks set forth on
Exhibit I to the Thirteenth Amendment on or before the dates required to achieve such benchmarks;

         4. The failure of the Borrower to achieve the benchmarks set forth in that certain letter agreement dated as of June 28, 2002 by the Agent and as acknowledged by the other Banks, the Borrower and the Guarantors on or before the dates required to meet such benchmarks;

         5. The failure of the Borrower to achieve the benchmarks set forth in
Section 3 of the Fourteenth Amendment on or before the dates required to meet such benchmarks;

         6. The failure of the Borrower to achieve the benchmarks set forth in Subsection 3(b) of the Fifteenth Amendment to Revolving Credit Agreement on or before the dates required to meet such benchmarks;

         7. While to date the Borrower has, directly and through TRG, submitted information regarding the determination of its Borrowing Base to the Agent and the other Banks as required by the Credit Agreement, such information has not been in the form and delivered in the manner set forth in Section 7.4 of the Credit Agreement and certain of the information included in such reports has been based upon best available estimates. The Borrower also failed to make the mandatory repayment of the amount that the outstanding Revolving Credit Loans and the Maximum Drawing Amount exceeded the Borrowing Base for the periods commencing October 31, 2002 through and including the date hereof as required by
Section 2.9.2 of the Credit Agreement;

------------------
/1/ All capitalized terms used in this Exhibit II but not defined herein shall have the meaning ascribed thereto in the Credit Agreement (as such term is defined in the Seventeenth Amendment to Revolving Credit Agreement to which this Exhibit II is attached).

         8. The failure of the Borrower to submit (i) the financial statements for the fiscal year ended June 30, 2002 required by Section 7.4(a) of the Credit Agreement and (ii) the financial statements for the fiscal quarter ended September 30, 2002 required by Section 7.4(b) of the Credit Agreement, in each case within the time periods required therefor and in each case in the form required by Section 7.4(c) of the Credit Agreement;

         9. The failure of the Borrower to include the then current Maximum Drawing Amount of the Fleet LC in the amount of Outstanding Obligations represented by the Borrower in the Sixteenth Amendment and previous amendments;

         10. The Toth Note purports to grant a security interest in the assets of the Decker Communications, Inc. The Borrower is not aware that any UCC financing statements have been filed with respect to this security interest;

         11. The Subsidiaries listed on Schedule 6.19 are out of date. The Subsidiaries of the Borrower are Provant Media, Inc., Star Mountain, Inc., Provant Performance Solutions, Inc. and Provant Canada, Ltd. Former Subsidiaries have been merged into certain of these Subsidiaries and the Borrower; and

         12. The Borrower may not have given notice of the foregoing in accordance with Section 7.5 of the Credit Agreement.

         The Borrower makes no representations in the Credit Agreement regarding Provant Canada Ltd. and such entity is excluded from any and all representations relating to the Affiliates and/or Subsidiaries of the Borrower.


                                       2